                                                                      Exhibit 21

                          SUBSIDIARIES OF THE COMPANY


                                                                                            State of
                    Name                                                Location         Incorporation
                    ----                                                --------         -------------
Black Box Corporation                                               Lawrence,               Delaware
                                                                    Pennsylvania, USA

BBOX Holding Company                                                Wilmington, Delaware,   Delaware
                                                                    USA

Black Box of Pennsylvania                                           Lawrence,               Delaware
                                                                    Pennsylvania, USA

BB Technologies, Inc.                                               Wilmington, Delaware,   Delaware
                                                                    USA

Black Box Foreign Sales Corporation                                 St. Thomas, U.S.V.I.

Black Box Communication SANV                                        Zaventum, Belgium

Black Box do Brazil Industria e Comercio Ltda.                      Sao Paulo, Brazil

Black Box Canada Corporation                                        Ontario, Canada

Black Box Catalogue, Ltd.                                           Reading England

Black Box France, S.A.                                              Rungis, France

Black Box Deutschland GmbH                                          Munich, Germany

Black Box Italia, SpA                                               Vimodrone, Italy

Black Box Japan Kabushiki Kaisha                                    Tokyo, Japan

Black Box de Mexico, S.A. de C.V.                                   Mexico City, Mexico

Black Box Datacom, B.V.                                             Utrecht, Netherlands

Datacom Black Box Services AG                                       Altendorf, Switzerland

Datacom Black Box Holding, AG                                       Zug, Switzerland